Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-19426, 33-32235, 33-32243, 33-37464, 33-42817, 33-51756, 33-61777, 33-42818, 33-51764, 33-50777, 33-59165, 33-52197, 2-60177, 2-80183, 2-61333, 2-89417, 333-08116, 333-08495, 333-08497, 33-08118, 333-53973, 333-53995, 333-38514, 333-61156, 333-65078, 333-106930, and 333-117732) of Storage Technology Corporation of our report dated March 25, 2005 relating to the financial statements of Storage Technology Corporation Deferred Compensation Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
Denver, Colorado
March 25, 2005